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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES ECXHANGE ACT OF 1934


                        Date of Report: November 29, 2005
                        (Date of earliest event reported)


                               KAHIKI FOODS, INC.
             (Exact Name of Registrant as specified in its charter)


                  Ohio                                   333-113925
      (State of Other Jurisdiction                (Commission file Number)
             of Incorporation)


                                   31-1056793
                        (IRS Employer Identification No.)


                     1100 Morrison Road, Gahanna, Ohio 43230
                    (Address of principal executive offices)



               Registrant's Telephone Number, Including Area Code
                                 (614) 322-3198


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).


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ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

         On November 29, 2005, Alan L. Hoover was named President of Kahiki Foods, Inc. Mr. Hoover, age 51, had been Acting President since July 26, 2005, when he succeeded Michael Tsao. Mr. Hoover joined Kahiki in May 1999 as Senior Vice President of Sales and Marketing and served on Kahiki's Board of Directors from September 1999 to August 2005. Prior to joining Kahiki, Mr. Hoover was Vice President, National Accounts for Tenneco Packaging/Pressware, a manufacturer of packaging and labels in Columbus, Ohio. Mr. Hoover received his B.S. (Administrative Management) from Clemson University and his M.B.A. (Financial Management) from Benedictine University. Mr. Hoover currently serves as an Advisory Board member for the National Refrigerated and Frozen Foods Association.

         Mr. Hoover's compensation as President is unchanged from his current compensation. Kahiki and Mr. Hoover have not entered into a written employment agreement.

         On November 30, 2005, Julie A. Fratianne resigned her position as Chief Financial Officer and Treasurer of Kahiki Foods, Inc., effective December 16, 2005, to pursue other opportunities. Kahiki Foods, Inc. has commenced a search for a replacement for Ms. Fratianne. Ms. Fratianne will be available to Kahiki's management team for consultation.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        KAHIKI FOODS, INC.


                                        By: Alan L. Hoover
                                            ----------------------------------
                                        Alan L. Hoover, Acting President


Dated:  December 2, 2005